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To the Board of Directors of PetroFina S.A.




We consent to the incorporation by reference in the registration statement on Form S-8 of PetroFina S.A. of our report dated February 28, 1997, with respect to the balance sheet of Brittany Insurance Company Ltd. as of December 31, 1995, and the related statements of operations and retained earnings and changes in financial position for the year then ended.



                                        /s/ KPMG PEAT MARWICK
                                        -----------------------
                                        KPMG Peat Marwick



Hamilton, Bermuda
August 10, 1998